THIS IS TO CERTIFY THAT  _________________________  is the owner of ____________
_____________ fully paid and non-assessable shares of common stock, par value $.001 per share of Connecticut Daily Tax Free Income Fund, Inc. (herein called the "Corporation") transferable on the books of the Corporation in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. The holder hereof by accepting this certificate expressly assents to and is bound by the Articles of Incorporation, as amended, and the By-Laws, as amended, of the Corporation, copies of which are available for inspection at the principal office of the Corporation in the State of Maryland.

         THE SHARES REPRESENTED BY THIS CERTIFICATE WILL BE REDEEMED BY THE CORPORATION UPON REQUEST OF THE STOCKHOLDER AS PROVIDED IN THE ARTICLES OF INCORPORATION OF THE CORPORATION. IN ADDITION, THE ARTICLES OF INCORPORATION PROVIDE THAT THE CORPORATION, AT ITS OPTION, MAY REDEEM SHARES OF ITS STOCK UNDER CERTAIN OTHER CIRCUMSTANCES. THE CORPORATION IS AUTHORIZED TO ISSUE TWO CLASSES OF STOCK, PRIMARY PORTFOLIO COMMON STOCK AND U.S. GOVERNMENT PORTFOLIO COMMON STOCK. A FULL STATEMENT OF THE DESIGNATION AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS MAY BE OBTAINED FROM THE CORPORATION BY ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:



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       Secretary                                            President